Exhibit 10.7

Execution Copy

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 6th day of August 2013, by and among, Intec Pharma Ltd., a company organized under the laws of the State of Israel (the “Company”) and each of the parties set out in Schedule A to this Agreement (each – a “Subscriber” and collectively, the “Subscribers”). The Company and the Subscriber(s) are referred to collectively as the “Parties” and each as a “Party”.

W I T N E S S E T H:

WHEREAS, the Company is a public company organized under the laws of the State of Israel registered under number 513022780, whose securities are registered for trading on the Tel Aviv Stock Exchange (the “TASE”);

WHEREAS, the Company has an authorized share capital of NIS 4,000,000 divided into 400,000,000 Ordinary Shares of NIS 0.01 each (“Ordinary Shares”), 211,465,322 of which Ordinary Shares have been issued and are fully paid;

WHEREAS, the Company has issued such number of options that are convertible into such number Ordinary Shares of the Company as are set out in Section 9(f) below and Exhibit 9(f) (capitalization table) hereto;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to raise equity financing, all on the terms and conditions more fully set out in this Agreement; and

WHEREAS, each of the Subscribers wishes to invest in the Company for the price, and all upon and subject to the terms and conditions hereinafter contained.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.     Issue and Allotment of Shares and Warrants.

1.1      Subject to the terms and conditions hereof, upon the Closing the Company shall issue and allot to the Subscribers respectively and the Subscribers respectively shall purchase from the Company such number of Ordinary Shares of the Company as determined in accordance with Section 1.3 below (in respect of each such Subscriber respectively, the “Subscription Shares”) and such number of warrants to purchase Ordinary Shares as determined in accordance with Section 3 below (in respect of each such Subscriber respectively, the “Warrants”), for the total price and upon and subject to the terms and conditions hereinafter contained, free and clear from any mortgages, charges, pledges, liens and encumbrances whatsoever, save for any lock-up period imposed by law or any other restriction that may be imposed by the Israel Securities Authority ("ISA").

1.2      In consideration for the issue and allotment by the Company of the Subscription Shares and the Warrants to the Subscribers respectively, the Subscribers respectively shall pay to the Company such total sum as set out respectively in Schedule A hereto opposite such Subscriber’s name (in respect of each such Subscriber respectively, the “Subscription Price”), which shall be in the aggregate of at least Two Million Five Hundred Thousand United States Dollars (US$2,500,000) and not exceeding Four Million United States Dollars (US$4,000,000). Payments of the Subscription Price shall be made in New Israeli Shekels ("NIS") or United States Dollars. If made in United States Dollars, conversion shall be calculated on the basis of the representative rate of 3.577 New Israel Shekels against 1 United States Dollar.

1.3      The total number of Subscription Shares to be sold by the Company to each Subscriber under this Agreement shall be determined and calculated in accordance with the following formula:

$[Such Subscriber's Subscription Price]

PPS

Where:

PPS = NIS 1.1155

2.      Closing of Sale and Purchase.

2.1      Closing. The closing in respect of all Subscribers, except Joinder Date Subscribers (as defined below) (the "Gabriel Closing Date") shall occur on September 9, 2013 or such other date as mutually agreed upon by the Company and Gabriel Capital (as defined below); provided, that the Gabriel Closing Date shall not be earlier than three (3) business days after the Company receives the approval of the TASE as provided in Section 5.4 below. In the case of the Joinder Date Subscribers (as defined in Section 2.6 below) – the closing shall occur on September 30, 2013 ); provided, that the Joinder Closing Date shall not be earlier than three (3) business days after the Company receives the applicable approval of the TASE as provided in Section 5.4 below (the “Joinder Closing Date”). Subject to the closing conditions provided in Sections 6 and 7 below, (A) each of the Subscribers shall pay and transfer to the Company the Subscription Price attributable to such Subscriber and (B) the Company shall issue to the registration company of the Company (Mizrahi Tefahot Registration Company Ltd.) (the “Registration Company”) all the registration documents needed in order to deposit the Subscription Shares at each of the Subscribers securities bank account in Israel, respectively (each such closing with regard to each subscriber shall be referred to as a “Closing” and the date on which such Closing is completed, shall be referred to as “Closing Date”). To avoid doubt, each Subscriber's obligations hereunder including the payment of the Subscription Price to the Company before or on the relevant Closing Date, is an independent obligation not contingent upon the performance of the obligations of the other Subscribers, it being understood and agreed that the Gabriel Closing Date shall not occur if the Subscribers do not invest a minimum of Two Million Five Hundred Thousand United States Dollars (US$2,500,000) and that the Joinder Closing Date is conditioned upon the Closing taking place on the Gabriel Closing Date.

If the closing conditions are not fulfilled by the Gabriel Closing Date or the Joinder Closing Date, as the case may be, through no fault of the Subscribers, then the Subscribers may, at their sole option, extend the relevant Closing Date by up to an additional thirty (30) days, such option to be exercised by notice in writing signed by or on behalf of the Subscribers to the Company, and delivered to the Company, by not later than the original relevant Closing Date. If the closing conditions are not fulfilled by the Gabriel Closing Date or the Joinder Closing Date, as the case may be, through no fault of the Company, then the Company may, at its sole option, extend the relevant Closing Date by up to an additional thirty (30) days, such option to be exercised by notice in writing signed by or on behalf of the Company, and delivered to the Subscribers, by not later than the original relevant Closing Date.

2.2      Transactions at each Closing. Upon each Closing Date, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and none of such transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) Each Subscriber shall pay its Subscription Price in NIS or United States Dollars to the Company by bank transfer to the following account or pursuant to other payment instructions reasonably acceptable to such Subscriber provided by the Company to the Subscribers at least three business days prior to the respective Closing Date:

Account Name: Intec Pharma Ltd

Account Number: 24690/09

Currency: NIS

Bank: Union Bank of Israel

Branch: 063 (main branch of Tel Aviv)

(b) The Company shall transfer to the Registration Company, with a copy to the Subscribers participating in the relevant Closing, as authenticated by the Company's lawyers, all the documents and information needed in order to deposit the Subscription Shares of the Subscribers at their accounts in Israel, or with a trustee (if so determined by the ISA in its approval) respectively which details shall be provided by each of the Subscribers to the Company prior or on the Closing Date;

(c) The Company shall deliver and/or procure the delivery to the Subscribers participating in the relevant Closing of:

(i)     copies of any and all notices filed or to be filed upon the signing hereof with the ISA and the TASE and immediately following the Closing (if and as applicable), as required by law or regulations in relation to the transactions contemplated by this Agreement, and (a) the approval of the TASE to the listing of the Subscription Shares on TASE, and (b) approval of the TASE, to the listing of the Warrant Shares (as defined below) on TASE; and

(ii)       a correct copy of the resolution of the Company’s Board of Directors approving of the execution, delivery and performance of this Agreement, including (a) the issuance of the Subscription Shares, (b) the issuance of the Warrants and, subject to the exercise of the applicable Warrant by such Subscriber, of the Warrant Shares, to such Subscriber and the reservation of Ordinary Shares issuable upon the exercise of the Warrant, (c) the issuance of the Additional Warrants (as defined below), subject to the TASE's approval, and, subject to the exercise of the applicable Additional Warrant by such Subscriber, of the Additional Warrant Shares, to such Subscriber and the reservation of Ordinary Shares issuable upon the exercise of the Additional Warrant, and (d) the agreements and transactions contemplated hereby.

(d) Gabriel Capital Management Ltd. ("Gabriel Management") shall deliver to the Company prior to the Closing Date details of the allocation of the number of Warrant Shares and Additional Warrant Shares underlying the Warrants and Additional Warrants respectively to be granted and allocated as among the Subscribers, (except Company's Additional Subscribers (as defined below), as provided in Sections 3.1 and 4.1 below respectively.

2.3      Listing of Subscription Shares for Trading and Lock-Up. As all shares issued by a public company in Israel must be deposited and registered by a Registration Company, at the Closing the Company shall provide to the Registration Company all the documents and information needed in order to deposit the Subscription Shares of the Subscribers at their accounts respectively (to be an account with a member of the TASE) which details shall be provided by each of the Subscribers to the Company prior or on the Closing Date. Each of the Subscribers hereby acknowledges that the Company accepts no responsibility for compliance with such Subscriber’s lock-up period requirements. The Parties acknowledge and are aware that the Subscription Shares will be subject to restrictions on transfer according to the Securities Law, 1968. An extract from section 15C of the Israeli Securities Law, which contains the main provisions of said lock up restrictions, is provided in Schedule B hereto. Each of the Subscribers acknowledges that the contents of Schedule B are provided for informational purposes only and do not purport to be a comprehensive statement of the applicable law.

2.4      The Company shall promptly use its best efforts to obtain prior to the Gabriel Closing Date the (a) approval to the listing of the Subscription Shares on TASE, and (b) approval to the listing of the Warrant Shares on TASE.

2.5      Additional Gabriel Closing Date Subscribers. Gabriel Capital Management (GP) Ltd ("Gabriel Capital") shall have the exclusive right to include one or more additional Subscribers in an aggregate Subscription Price of up to the difference between the aggregate Subscription Prices set forth on Schedule A on the date hereof and Four Million United States Dollars (US$ 4,000,000) within twelve (12) days following the date hereof. Such additional Subscribers, if any, along with any additional Subscribers included by the Company and Gabriel between the thirteenth (13th) and sixteenth (16th) day following the date hereof (as of the thirteenth day, on a “first come first serve” basis), shall execute a joinder to this Agreement, in the form provided in Schedule C hereto, by no later than August 22, 2013, pursuant to which such additional Subscribers shall become a party to this Agreement and shall, from such time, be considered Subscribers for all intents and purposes under this Agreement, investing on the Gabriel Closing Date.

2.6      Joinder Closing Subscribers. In the event that additional Subscribers included by Gabriel Capital and/or the Company pursuant to Section 2.5 do not undertake to invest an additional amount equal to the difference between the aggregate Subscription Prices set forth on Schedule A on the date hereof and Four Million United States Dollars (US$ 4,000,000, then Gabriel Capital and the Company shall have the right to include one or more additional Subscribers in an aggregate Subscription Price of up to the difference between such amount and the total sum utilized under Section 2.5 above, prior to September 9, 2013 on a “first come first serve” basis (each, an "Joinder Date Subscriber"). Each Joinder Date Subscriber, if any, shall execute a joinder to this Agreement, in the form provided in Schedule C hereto, by no later than September 9, 2013, pursuant to which such Joinder Date Subscriber shall become a party to this Agreement and shall, from such time, be considered a Subscriber for all intents and purposes under this Agreement, investing on the Joinder Closing Date. Moreover, the Company shall have the discretion to increase the total sum invested by Joinder Date Subscribers by up to One Million United States Dollars (US$ 1,000,000), so that the aggregate Subscription Price reaches up to Five Million United States Dollars (US$ 5,000,000).

The Subscribers included by the Company pursuant to Sections 2.5 and 2.6 are referred to herein as "Company's Additional Subscribers" and the Subscribers included by Gabriel Capital pursuant to Sections 2.5 and 2.6 are referred to herein as “Gabriel Additional Subscribers”.

3.     Terms of Warrant.

3.1       (A)     The Company hereby undertakes to issue, effective as of its Closing, Warrants to purchase from the Company an aggregate number of Ordinary Shares of the Company in an amount that is sixty percent (60%) of the aggregate number of Subscription Shares issued to all of the Subscribers under this Agreement that shall be allocated between the Subscribers as determined in accordance with Section 3.1(B) and (C) below respectively (in respect of each such Subscriber respectively, the “Warrant Shares”), and for a price per share, in the case of each such Subscriber, as determined in accordance with Section 3.2 below (in respect of each such Subscriber respectively, the “Exercise Price”). There shall be no fractional shares issued, and in the event that the aforesaid calculations result in any fraction that is 0.50 and up, then it shall be rounded-up to the nearest whole number.

The Company shall, at the Closing, sign and deliver to the Subscribers, the form of Certificates of Warrants, which shall be in the form attached hereto as Exhibit 3.1.

(B)       The number of Warrant Shares underlying the Warrants to be granted and allocated among the Subscribers, (including Gabriel Additional Subscribers, but excluding Company's Additional Subscribers), shall be as determined by Gabriel Management and notified in writing to the Company by Gabriel Management on or prior to August 25, 2013, and which determination and allocation shall be binding upon the Parties.

(C)       The number of Warrant Shares underlying the Warrants to be granted and allocated among Company's Additional Subscribers, if any, shall be, in respect of each such Subscriber, equal to an amount that is sixty per cent (60%) of the number of Subscription Shares issued to such Subscriber under this Agreement.

3.2       The Exercise Price per share of the Warrant Shares shall be NIS 1.2828, as may be reduced pursuant to Section 8.2(a) below provided, however, that the number of Warrant Shares or the Exercise Price shall be proportionally adjusted for any Recapitalization Event or Merger Event (as such terms are defined below) occurring after the date of this Agreement and prior to the Warrant Closing Date as follows:

(i)     Adjustment for Share Splits and Reverse Splits. In the event the Company at any time while any of the Warrants are outstanding shall subdivide or combine its Ordinary Shares, the number of Ordinary Shares issuable upon exercise of a Subscriber's Warrant(s) shall be proportionately increased or decreased, as the case may be, and, for the avoidance of any doubt, the Exercise Price per share shall be proportionally adjusted.

For the avoidance of doubt, it is hereby clarified that any share fractions that may result as of a Share Split or Reverse Split will be sold by the Company at TASE, after accumulated to a reasonable amount to be sold at TASE, for a period of 30 days after the said adjustment. The net consideration, after the deduction of any sale expenses, commissions and levies, shall be paid to the Subscribers within fourteen (14) days as of the sale date as mentioned above. The Company will not issue checks in an amount less than NIS 30.

(ii)       Adjustment for Dividends. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired (the "Record Date"), shall distribute to the holders of Ordinary Shares a dividend, whether payable out of earnings or surplus legally available for dividends or by way of return of capital, then, immediately prior to the Record Date the Exercise Price shall be reduced by an amount equal to the NIS amount of the per-share distribution on the Record Date fixed for the purpose of such distribution (the "Adjusted Exercise Price"), but under no circumstances shall the Adjusted Exercise Price be lower than the face value of the Ordinary Shares.

It is hereby clarified that in the event: (i) the Subscriber(s) possesses a withholding tax exemption (the "Exemption"), the Exercise Price will be equal to the Adjusted Exercise Price; (ii) the Subscriber(s) does not possess an Exemption, the Exercise Price shall be reduced by an amount equal to the NIS amount of the per-share distribution on the Record Date fixed for the purpose of such distribution net of applicable tax.

The Company will notify immediately prior to the trade opening on the ex-dividend date, by way of an immediate report published on TASE site, of the Adjusted Exercise Price. For the avoidance of doubt, no change in the base price Ordinary Share will occur.

(iii)      Adjustment for Bonus Shares. In the event the Company at any time while any of the Warrants are outstanding makes, or fixes a record date for the determination of holders of shares entitled to receive bonus shares, the number of Warrant Shares exercisable upon exercise of the Warrants then outstanding shall be adjusted such that it shall be increased by a number of Warrant Shares equal to the number of shares that such Subscriber would have been entitled to receive in respect of the Warrant Shares for which the Warrants could have been exercised immediately prior to the ex-bonus shares date. If any adjustments are made pursuant to this Section 3.2(iii) the Subscribers will not be entitled to any Ordinary Share fractions.

The Company will notify immediately prior to the trade opening on the ex-bonus shares date, by way of an immediate report published on TASE site, of the adjustment ratio.

(iv)      Adjustment for Rights Offering. In the event the Company at any time while any of the Warrants are outstanding makes, or fixes a record date for the determination of holders of shares entitled to receive rights to purchase Ordinary Shares upon any rights offering by the Company, the Exercise Price will not be adjusted, however, the number of Warrant Shares exercisable upon exercise of the Warrants then outstanding shall be adjusted to the bonus component in the rights offering as being expressed by a fraction, the numerator of which shall be the closing price of the Ordinary Shares as published by TASE on the last trading day immediately prior to the ex-rights date and the denominator of which shall be the ex-rights base price per share as shall be published by TASE. If any adjustments are made pursuant to this Section 3.2(iv) the Subscribers will not be entitled to any Ordinary Share fractions.

The Company will notify immediately prior to the trade opening on the ex-rights date, by way of an immediate report published on TASE site, of the adjustment ratio.

(v)       Adjustment for Pro-Rata Distributions. In the event the Company, at any time while any of the Warrants are outstanding, distributes to holders of Ordinary Shares as a dividend any asset other than cash or the Company's securities (in each case, “Distributed Property”), then forty-five (45) days prior to the distribution of the Distributed Property, the Company shall issue a notice to the holders of the Warrants. Provided that the holders of the Warrants did not exercise the Warrants within the said forty-five (45) days period, such holders will not be entitled to receive the Distributed Property that such holders would have been entitled to receive in respect of the Warrant Shares for which the Warrants could have been exercised immediately prior to the record date of such distribution.

(vi)      Adjustment for Pro-Rata Distributions in Company Liquidation. In the event a resolution for liquidation of the Company will be made, at any time while any of the Warrants are outstanding, the Company shall publish an announcement in two daily widely distributed Hebrew newspapers, to state, inter alia, that each holder of the Warrants will be considered as if he had exercised the Warrants prior to the said resolution (without prior paying the Exercise Price) unless such holders of the Warrants will notify the Company thirty (30) days as of the said publication that they waive his right to exercise the Warrants. Provided that a holder of the Warrants did not notify the Company of the said waiver within the set time frame, then they will be entitled, pro-rata, to a dividend in cash that such holders would have been entitled to receive in respect of the Warrant Shares for which the Warrants could have been exercised immediately prior to the record date of such resolution for liquidation, deducting the Exercise Price of the said dividend, if any.

(vii)     Adjustment for Merger Event. In the event there shall be a Merger Event (as defined below) at any time while any of the Warrants are outstanding, then, subject to paragraph (viii) below and as a part of such Merger Event, lawful provision shall be made so that Subscriber(s) shall thereafter be entitled to receive, upon exercise of such Subscriber's Warrant(s), the number of Ordinary Shares or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if such Subscriber had exercised such Subscriber's Warrant(s) immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors with respect to all outstanding options and warrants issued by the Company) shall be made in the application of the provisions of the Warrant(s) with respect to the rights and interests of each Subscriber after the Merger Event to the end that the provisions of the Subscribers' Warrants (including adjustments of the Exercise Price and/or number of Ordinary Shares purchasable) shall be applicable in their entirety. Without limiting the foregoing and subject to paragraph (viii) below, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of the Subscribers' Warrants.

(viii)      For the avoidance of any doubt, if determined by the Company's Board of Directors in good faith that: (a) the implementation of the provisions of paragraph (vii) above may impose an undue burden on the Company in the execution of a Merger Event, or (b) if the terms of such implementation are not acceptable to the Subscribers or the Company - then the Subscribers shall have the right to execute a “cashless exercise” in respect of such outstanding Warrants and the provisions of Section 3.6 below shall apply, and the Company shall ensure that adequate provision is made in the documents constituting the Merger Event and reasonable notice provided to the Subscribers prior to the consummation of such Merger Event so that the Subscribers may implement the “cashless exercise” and participate accordingly. Warrants not exercised under this provision or not otherwise exercised prior to the consummation of the Merger Event, shall be void and null.

“Recapitalization Event” means all that was provided in sub-sections (i), (ii), (iii), (iv), (v) and (vi) of this Section 3.2, as the case may be, or any other recapitalization, reclassification or similar event resulting in a change of such Ordinary Shares into a different number of shares of the same class or any other class or classes of shares.

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s Ordinary Shares are otherwise converted into or exchanged for shares of capital of another entity.

All the adjustments provisions stipulated in this Section 3.2 are subject to any changes or adjustments required to be made in such adjustment provisions for the purpose of obtaining the TASE's Approval for the registration of the Warrant Shares.

3.3       Each Subscriber’s Warrants can be exercised by such Subscriber, in its sole discretion, in whole or in part, at any time after the Closing Date and prior to the expiration of four (4) years from the Gabriel Closing Date (the “Exercise Period”) (and, if exercised in part, with the Company being obliged to issue replacement Warrant certificates for the balance of such Subscriber's Warrants still outstanding), but excluding the record date for (a) bonus shares distribution, (b) rights issuance, (c) dividend distribution, (d) stock split, (e) stock consolidation, or (f) capital reduction (each of the above “Corporate Event”). In case that the “Ex-Date” for a Corporate Event shall occur before the record date for such Corporate Event, the Warrants may not be exercised on the said “Ex-Date”.

For the purposes of this Section 3.3 and Sections 3.4, 3.5 and 3.6, the term “Warrant Shares” shall be those Warrant Shares as shall be the subject of the Exercise Notice.

3.4       Each Subscriber may exercise its Warrant(s) by giving written notice to the Company, in the form attached hereto as Schedule D, at any time during the Exercise Period (in the case of each such Subscriber, the “Exercise Notice”).

Unless otherwise agreed by the parties, the closing of each such Subscriber’s Warrants shall occur no later than three (3) trading days after the delivery of such Subscriber’s Exercise Notice (in the case of each such Subscriber, the “Warrant Closing Date”), at which time such Subscriber shall pay its Exercise Price to the Company by bank transfer in NIS, as provided in Section 2.2(a), and following such payment, the Company shall issue and allot its Warrant Shares and transfer to the Registration Company all the documents and information needed in order to deposit the Warrant Shares of such Subscriber at its account which details shall be provided by such Subscriber to the Company in the Exercise Notice.

3.5       The Company represents and warrants to the Subscriber respectively as of the Closing Date and as of the Warrant Closing Date of each Subscriber respectively, as follows:

(a)     Upon exercise of its Warrant, its Warrant Shares will be, when paid for as provided in this Agreement, duly authorized, validly issued and fully paid and shall be issued and allotted free and clear from any mortgages, charges, pledges, liens or encumbrances whatsoever, subject to any lock-up requirements as prescribed by law and Section 2.3.

(b)     The Company is authorized to and shall issue and allot the Warrant Shares on the terms and subject to the conditions set out in this Agreement and has reserved and will continue to reserve until the termination of the Exercise Period, a sufficient amount of authorized and unissued Ordinary Shares as shall be required upon exercise of the Warrants.

3.6      Cashless Exercise. Notwithstanding the foregoing, in lieu of exercising a proportion of each of the Subscriber's Warrants as provided above, in whole or in part, such Subscriber may elect to receive Ordinary Shares equal to the value of its Warrants so exercised (or the portion thereof being canceled), by written notice of such election to the Company, at the principal office of the Company, in which event, the Company shall issue to such Subscriber, for no additional consideration except for the payment of the par value thereof or the minimum required by TASE at the time of exercise (currently NIS 0.10 per share), that number of Ordinary Shares computed using the following formula:

Y (A - B)
X	=	—————
A

X         equals the number of Ordinary Shares to be issued to such Subscriber;

Y         equals the number of Ordinary Shares which would otherwise have been purchasable under the portion of such Subscriber's Warrant being exercised, at the time of exercise pursuant to this formula (or the portion thereof being canceled);

A         shall equal the “Fair Value” of one share of the Company's Ordinary Shares. Fair Value shall mean in the event that such Subscriber's Warrant is exercised in accordance with the above formula: the price per share equal to the average of the closing sale prices for the Ordinary Shares of the Company as reported on the Tel-Aviv Stock Exchange or, should the Company’s shares be traded only on a different stock exchange, such stock exchange, for a consecutive period of ten (10) trading days immediately prior to the date of exercise (i.e. delivery of Exercise Notice); and

B         equals such Subscriber's Exercise Price in effect at the time of exercise pursuant to this formula.

4.     Grant of Additional Warrants.

4.1      (A) The Company undertakes to issue, subject to the satisfaction of the Additional Warrant Condition (defined below), effective as of October 1, 2014, additional warrants to purchase from the Company an aggregate number of Ordinary Shares of the Company in an amount that is twenty-five per cent (25%) of the aggregate number of Subscription Shares issued to all of the Subscribers under this Agreement that shall be allocated between the Subscribers as determined in accordance with Section 4.1(B) and (C) below respectively (in respect of each such Subscriber respectively, the “Additional Warrant(s)” and the “Additional Warrant Shares”, as the case may be), and for a price per share, in the case of each such

Subscriber, as determined in accordance with Section 3.2 above, as may be reduced pursuant to Section 8.2(b) below (in respect of each such Subscriber respectively, the “Second Exercise Price”). There shall be no fractional shares issued, and in the event that the aforesaid calculations result in any fraction that is 0.50 and up, then it shall be rounded-up to the nearest whole number.

For the purposes of this Section 4.1, the satisfaction of the “Additional Warrant Condition” shall mean the failure on the part of the Company, for whatever reason whatsoever, to have effected and consummated by September 30, 2014: (i) an initial public offering of the Company’s Ordinary Shares on the NASDAQ Stock Market in which it raised at least Twelve Million United States Dollars (US$12,000,000) or (ii) a merger with a company traded on the NASDAQ Stock Market which immediately following the closure of such merger held free and unencumbered cash and/or publically raised, prior to September 30, 2014, a cumulative amount of at least Twelve Million United States Dollars (US$12,000,000) (in either case, the "Dual Listing").

Subject to the satisfaction or the imminent satisfaction of the Additional Warrant Condition, the Company shall, prior to or on October 1, 2014, sign and deliver to the Subscribers, the form of Certificates of Additional Warrants, in the form attached hereto as Exhibit 4.1.

(B)       The number of Additional Warrant Shares underlying the Additional Warrants to be granted and allocated among the Subscribers, (including Gabriel Additional Subscribers, but excluding Company's Additional Subscribers), shall be as determined by Gabriel Management and notified in writing to the Company by Gabriel Management prior to the Closing Date and may be revised by Gabriel Management with a written notice to be provided to the Company by no later than August 10, 2014, and which determination and allocation shall be binding upon the Parties.

(C)       The number of Additional Warrant Shares underlying the Additional Warrants to be granted and allocated among Company's Additional Subscribers, if any, shall be, in respect of each such Subscriber, equal to an amount that is twenty-five per cent (25%) of the number of Subscription Shares issued to such Subscriber under this Agreement.

4.2      The number of Additional Warrant Shares or the Second Exercise Price shall be proportionally adjusted for any Recapitalization Event or Merger Event (as such terms are defined above) occurring after the date of this Agreement and prior to the Additional Warrant Closing Date in accordance with the provisions of Section 3.2 above, which provisions shall mutatis mutandis apply.

4.3      Each Subscriber’s Additional Warrants can be exercised by such Subscriber, in its sole discretion, in whole or in part, at any time after issuance and prior to September 30, 2016 (the “Second Exercise Period”) (and, if exercised in part, with the Company being obliged to issue replacement Additional Warrant certificates for the balance of such Subscriber's Additional Warrants still outstanding), but excluding the record date for a Corporate Event (as defined above). In case that the “Ex-Date” for a Corporate Event shall occur before the record date for such Corporate Event, the Additional Warrants may not be exercised on the said “Ex-Date”.

For the purposes of this Section 4.3 and Sections 4.4, 4.5 and 4.6, the term “Additional Warrant Shares” shall be those Additional Warrant Shares as shall be the subject of the Second Exercise Notice.

Should it become clear or more probable than not that the Additional Warrant Condition will be met, the Company shall use its best efforts, as from September 1, 2014, to obtain within thirty (30) days thereafter the approval to the listing of the Additional Warrant Shares on TASE and any other regulatory approvals as may be required. Should TASE or any other regulatory authority condition its approval to the listing of the Additional Warrant Shares upon any change or adjustment to the provisions of Section 3.2 above, then the Chairman of the Board of the Company and Gabriel Capital shall negotiate a solution, in good faith, that will give effect to the intent of the parties. Should the Company and Gabriel Capital be unable to reach an agreed-upon solution within a five (5) day period, an arbitrator will be appointed (if Gabriel Capital and the Company cannot agree on an arbitrator within 2 days) by the Chairman of the Israeli Bar Association and the Parties agree that such arbitrator will provide the solution, which will be final and binding upon the Parties, within five (5) days of his or her appointment It is understood and agreed that any change or adjustment to the form of the Certificates of Warrants (Exhibit 3.1) that was agreed upon by Gabriel Capital pursuant to Section 6.4 below shall be deemed as to have automatically amended the form of the Certificate of Additional Warrants (Exhibit 4.1) in an identical manner.

4.4      Each Subscriber may exercise its Additional Warrant(s) by giving written notice to the Company, in the form attached hereto as Schedule D, at any time during the Second Exercise Period (in the case of each such Subscriber, the “Second Exercise Notice”).

Unless otherwise agreed by the parties, the closing of each such Subscriber’s Additional Warrants shall occur no later than three (3) trading days after the delivery of such Subscriber’s Second Exercise Notice (in the case of each such Subscriber, the “Additional Warrant Closing Date”), at which time such Subscriber shall pay its Second Exercise Price to the Company by bank transfer in NIS, as provided in Section 2.2(a), and following such payment, the Company shall issue and allot its Additional Warrant Shares and transfer to the Registration Company all the documents and information needed in order to deposit the Additional Warrant Shares of such Subscriber at its account which details shall be provided by such Subscriber to the Company in the Second Exercise Notice. For the avoidance of any doubt, such Subscriber shall not be obliged pay its Second Exercise Price to the Company until the Company shall deliver to it the approval to the listing of the Additional Warrant Shares on TASE.

4.5      The Company represents and warrants to the Subscriber respectively as of the Closing Date and as of the Additional Warrant Closing Date of each Subscriber respectively, as follows:

(a)     Upon exercise of its Additional Warrant, its Additional Warrant Shares will be, when paid for as provided in this Agreement, duly authorized, validly issued and fully paid and shall be issued and allotted free and clear from any mortgages, charges, pledges, liens or encumbrances whatsoever, subject to any lock-up requirements as prescribed by law and Section 2.3.

(b)     The Company is authorized to and shall issue and allot the Additional Warrant Shares on the terms and subject to the conditions set out in this Agreement and has reserved and will continue to reserve until the termination of the Second Exercise Period, a sufficient amount of authorized and unissued Ordinary Shares as shall be required upon exercise of the Additional Warrants.

4.6      Cashless Exercise. Notwithstanding the foregoing, in lieu of exercising a proportion of each of the Subscriber's Additional Warrants as provided above, in whole or in part, such Subscriber may elect to receive Ordinary Shares equal to the value of its Additional Warrants so exercised (or the portion thereof being canceled), by written notice of such election to the Company, at the principal office of the Company, in which event, the Company shall issue to such Subscriber, for no additional consideration except for the payment of the par value thereof or, the minimum required by TASE at the time of exercise (currently NIS 0.10 per share), that number of Ordinary Shares computed using the formula in accordance with the provisions of Section 3.6 above, which provisions shall mutatis mutandis apply.

5.     On-Going Reporting Obligations by the Subscribers. Each of the Subscribers shall, at all relevant times after the Closing, if and when required by law or regulations, duly and properly file or provide notices and/or procure the filing of any and all notices in relation to its purchases, sales and holdings in the Company as made or in existence from time to time.

6.     Conditions of Closing of the Subscribers. The obligations of each of the Subscribers respectively to purchase their Subscription Shares and to transfer the funds representing their Subscription Price to the Company at the Closing are contingent on and subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part, with respect to each such Subscriber, which waiver shall be at the sole discretion of such Subscriber:

6.1       Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct in all material aspects when made, and shall be true and correct in all material aspects as of the Closing as if made on the Closing Date.

6.2       Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with by the Company, prior to or at the Closing.

6.3      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at or prior to the Closing, and all documents to be delivered by the Company incident thereto and pursuant to Section 2 shall be reasonably satisfactory in form and substance to the Subscribers, and the Subscribers shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

6.4      TASE Approval. The Company shall have received the TASE’s (a) approval to the listing of the Subscription Shares on TASE, and (b) approval to the listing of the Warrant Shares on TASE, it being understood and agreed, however, that should TASE condition its approvals to the listing of the Warrant Shares upon any change or adjustment to the provisions of Section 3.2 above, then such change or adjustment shall be subject to Gabriel Capital's approval, in writing, in order for this Closing condition to be met.

6.5      Corporate Approval. The Company shall have received all such corporate body approvals as necessary to enable it to enter into and perform this Agreement and the Company shall have delivered to the Subscribers a letter from its attorneys to that effect.

7.     Conditions of Closing of the Company. The obligations of the Company to issue and allot the Subscription Shares and to grant the Warrant(s) and Additional Warrants) to each of the Subscribers respectively are contingent on and subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Company, which waiver shall be at the sole discretion of the Company:

7.1      Payment of the Subscription Price. Such Subscriber shall have fully paid its Subscription Price, as and when due hereunder.

7.2      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents to be delivered by the Subscribers respectively incident thereto and pursuant to Section 2 shall be reasonably satisfactory in form and substance, and the Company shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

7.3      TASE Approval. The Company shall have received the TASE’s (a) approval to the listing of the Subscription Shares on TASE, and (b) approval to the listing of the Warrant Shares on TASE.

7.4      Subscriber’s Corporate Approval. Each of the Subscribers respectively shall have received all such corporate body approvals as necessary to enable it to enter into and perform this Agreement.

7.5      Company’s Corporate Approval. The Company shall have received all such corporate body approvals as necessary to enable it to enter into and perform this Agreement.

7.6      Information Regarding Subscribers. Each Subscriber shall have provided the Company with a declaration, to the extent required by the TASE and/or ISA, regarding its identity, its place of incorporation, its line of business, its controlling shareholders (up to the level of an individual), whether there is any collaboration to apply following the Closing, between itself and any other Subscriber and/or any shareholder in the Company and the details of its bank account in Israel.

8.     Downside Protection

8.1      Until immediately following the earlier of (the “Protection Period”): (i) the Dual Listing (as defined in Section 4.1), (ii) consummation of an “M&A Event” (as defined in Section 8.3), or (iii) the expiration of four (4) years after the Closing - the Subscriber will be entitled to a downside protection as provided below.

In any case of the occurrence of an M&A Event (as defined below) or an investment of new funds in the Company during the Protection Period (including, for the avoidance of doubt, (A) any issuance of shares in or as part of a public offering or in connection therewith, and (B) the transactions constituting the M&A Event), except for an Excluded Investment (as defined below), at a price per share in respect of such issuance or underlying such M&A Event (“Downside Event” and the “Investment/Exit Price Per Share” respectively) that is lower than NIS 1.3386 (the “Protection Threshold Price”), then the number of Subscription Shares to which each of the Subscribers is entitled to under this Agreement shall be adjusted and the total number of shares to be additionally issued to the Subscriber shall equal to and be calculated in accordance with the following formula (the “Protection Formula”):

(X-Z)* Y	- V
Z

Where:

X = the Protection Threshold Price.

Z = the Investment/Exit Price Per Share.

Y = the number of Subscription Shares issued to each Subscriber upon the Closing minus Ordinary Shares sold by the Subscriber following the Closing and until the Downside Event.

V = the total number of shares additionally issued to such Subscriber under previous applications of this Section 8.1.

Should TASE or any other regulatory authority condition its approval to the listing of such additional shares, the provisions of the third paragraph of Section 4.3 shall apply, mutatis mutandis.

8.2        In the event of the application of Section 8.1:

(a)     the Exercise Price for each of the Warrants, still held by a Subscriber as of the triggering of this Section 8.1, shall be reduced by that percentage discount thereto as shall equal the same percentage discount that the Investment/Exit Price Per Share bears to the Protection Threshold Price, provided that in the event of the application of Section 8.1 in a second or subsequent occurrence, then, for the purposes of this paragraph (a), the "Protection Threshold Price" shall mean the Investment/Exit Price Per Share as shall have been applicable in the previous application of Section 8.1; and

(b)     the Second Exercise Price for each of the Additional Warrants, still held by a Subscriber as of the triggering of this Section 8.1, shall be reduced by that percentage discount thereto as shall equal the same percentage discount that the Investment/Exit Price Per Share bears to the Protection Threshold Price, provided that in the event of the application of Section 8.1 in a second or subsequent occurrence, then, for the purposes of this paragraph (b), the "Protection Threshold Price" shall mean the Investment/Exit Price Per Share as shall have been applicable in the previous applications of Section 8.1.

8.3      For the purposes of this Section 8, the term “M&A Event” shall mean a transaction or a series of related transactions which entails (i) the sale of all or substantially all of the Company's assets; (ii) the acquisition of the Company by, or the merger of the Company with, another entity, consolidation, reorganization, recapitalization, sale, assignment or disposal by the Company of all or substantially all of the shares of the Company (where the Company is not the surviving entity); and/or (iii) any other transaction or series of related transactions in which the shareholders of the Company prior to the closing of such transaction own, directly or indirectly, less than 50% (fifty percent) of the voting power of the Company or surviving entity.

8.4      For the purposes of this Section 8, the term “Excluded Investment” shall mean: (i) the exercise of any options or warrants outstanding as of the date hereof in accordance with their respective terms in effect as of the date hereof, and (ii) the exercise of any options or warrants granted to employees, directors or service providers of the Company.

For the avoidance of any doubt, the terms of this Section 8 shall also be adjusted for any Recapitalization Event or Merger Event as provided herein.

8.5      The provisions of this Section 8 shall apply only if an aggregate amount of Two Million Five Hundred Thousand US Dollars (US$ 2,500,000) are invested in the Company by the Subscribers (including Gabriel Additional Subscribers, but excluding Company's Additional Subscribers), at the Closings pursuant to this Agreement.

9.     Representations and Warranties of Company

The Company represents and warrants to each of the Subscribers as of the Gabriel Closing Date and the Joinder Closing Date, as the case may be, as follows:

(a)     The Subscription Shares will be, when paid for as provided in this Agreement and so issued, duly authorized, validly issued and fully paid and shall be issued and allotted as provided herein free and clear from any mortgages, charges, pledges, liens or encumbrances whatsoever, subject to any lock-up requirements as prescribed by law and Section 2.3. The representations set out in Sections 3.5 and 4.5 above, with regard to the Warrant Shares and Additional Warrant Shares, are true and correct.

(b)     The Company is entitled to and shall issue and allot the Subscription Shares and grant the Warrants and Additional Warrants – in each case, on the terms and subject to the conditions set out in this Agreement.

(c)     The Company has taken all corporate and other actions necessary to enable it to enter into and perform this Agreement. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement, will not, with or without the giving of notice or the lapse of time or both, (i) conflict with or violate the organizational documents of the Company or any of its subsidiaries, (ii) violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of its respective properties or assets is bound or affected, and (iii) conflict with or violate any license or contract or agreement or undertaking of the Company and/or any its subsidiaries with any third party or governmental authority or provide third parties the right to amend or terminate any material agreements. The Company is not in breach of any license or permit or material agreement and is not aware of any material issues that will prevent extension or renewal of such licenses and permits.

(d)     The Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any further act or consent of, or the provision of any notice to, any other person whomsoever, except as specifically provided herein. This Agreement and each and every other agreement, document and instrument to be executed, delivered and performed by or on behalf of the Company pursuant hereto have been duly executed and delivered by a duly authorised representative of the Company and constitutes or will, when executed and delivered, constitute the legal, valid and binding obligations enforceable against the Company in accordance with its terms.

(e)     The Company is a corporation duly organized and validly existing under the laws of the State of Israel. The Company is duly qualified to conduct its business and has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its businesses as now being conducted and as currently contemplated to be conducted. The Articles of Association of the Company as in effect as of the date hereof are in the form as published by the Company's “Immediate Report” on “MAGNA” on June 6, 2012.

(f)     As of the date hereof, the registered share capital of the Company is NIS 4,000,000, which registered share capital is divided into 400,000,000 Ordinary Shares of NIS 0.01 each, of which 211,465,322 are issued and outstanding. In addition, as of the date hereof, the Company has issued (i) Series 1 Options (tradable) that are convertible into Ordinary Shares of the Company, (ii) Options (non-tradable) that are convertible into Ordinary Shares of the Company, and (iii) options to employees, consultants and directors (non-tradable) that are convertible into Ordinary Shares of the Company, as are set out in the capitalization table of the Company set out in Exhibit 9(f) hereto, and which, for each of the options referred to in sub-paragraphs (i), (ii) and (iii) above, details the total number of Ordinary Shares of the Company into which such options are convertible, their respective exercise prices and expiry dates, provided that with respect to the options under sub-paragraph (iii) above, there shall be no requirement to detail the exercise price or expiry date of each such option, but only the number of options, expressed in the aggregate.

None of the options, warrants or other convertible securities outstanding as of the date hereof and the Closing Date shall have any price protection or anti-dilution protection in accordance with their existing terms, other than adjustments in the nature of Recapitalization Events, as provided to the Company's existing warrant holders.

(g)     The Company is a public company whose securities are traded on the TASE. The Company is, and at all times has been, in all material respects, in compliance with all applicable regulatory requirements in making all filings required, and complying with all filing requirements stipulated by the Israeli Securities Law and the regulations promulgated thereunder (the “Filings”). Without derogating from the generality of the above, each Filing (i) includes all required information under applicable law, and (ii) does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances in which they were made, not misleading, except to the extent such statements have been modified or superseded by later Filings filed and publicly available prior to the date hereof.

(h)     From the date of the Company's quarterly reports as of March 31, 2013, through the date of this Agreement and the Gabriel Closing Date, the businesses of the Company and its subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice and there has not been any event, development or state of circumstances involving any of the following and that has not been disclosed in an “Immediate Report” of the Company prior to the date hereof: (A) any event, development or state of circumstances that has had, individually or in the aggregate, a Material Adverse Effect, (B) any material amendment or modification of any material agreement or arrangement involving the Company, (C) any loans by the Company to its directors, officers, employees or consultants and/or (D) any interested party transactions. “Material Adverse Effect“ means such facts, circumstances, events, conditions, occurrences, actions, omissions or changes that, individually or in the aggregate, are reasonably expected to (i) result in a materially adverse effect on or to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (ii) prevent, materially impede or materially delay the consummation by the Company of the transactions contemplated by this Agreement.

(i)     Except as expressly provided herein, no consent or authorization from any governmental authority, court or third party is required by the Company for the execution or performance of this Agreement.

(j)     Except as set out in the Filings: (A) no action, proceeding or governmental inquiry or investigation is pending or to the Company’s knowledge threatened against the Company, or against any of the Company's properties, or with regard to the Company’s business, before any court, arbitration board or tribunal or administrative or other governmental agency nor, to the Company’s knowledge, is there any basis for the success of the foregoing, which action, proceeding or governmental inquiry or investigation will have a material adverse effect on the Company; (B) the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality, and (C) there is no action, suit, proceeding or investigation that the Company intends to initiate.

(k)     The information provided by the Company to the Subscribers contains public information concerning the Company and does not include any information that is or could be deemed to be "internal information", as such term is defined in the Israeli Securities Law.

10. Representations and Warranties of each of the Subscribers

Each of the Subscribers respectively represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

10.1       Such Subscriber has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any further act or consent of any other person whomsoever.

10.2       Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to the acquisition of the shares in the Company.

10.3       Except as set out in Section 9 and in the Company’s publically available reports to the TASE, such Subscriber acknowledges that the Company has made no other representations and warranties to it.

10.4       The Subscribers acknowledge that they are familiar with the provisions of the Securities Law and the Securities Law Regulations (Details with regard to Sections 15A to 15C of the Law), 2000, and are committed to act in accordance with such provisions, regarding the restrictions in reselling of the Subscription Shares, the Warrant Shares and the Additional Warrant Shares.

10.5       The Subscribers acknowledge that the Company is obliged to publicize in an immediate notice to the TASE following the Closing, which shall contain, inter alia, details of their investment in the Company, their line of business and their controlling shareholders (up to the level of an individual), provided that any such notice shall be made after consulting with and receiving the approval of Gabriel Capital. Nothing in the foregoing shall be construed as restricting the Company from complying with applicable law.

11.       Registration Rights

The Company agrees and undertakes that it shall register and include the Subscription Shares, the Warrant Shares and Additional Warrant Shares that may be issued upon the exercise of the Warrants in its registration statement on Form F-1, F-3, or any comparable document, which is the Company's first registration statement filed with the US Securities and Exchange Commission in connection with the initial public offering of the Company's shares in the United States, and shall use commercially reasonable efforts to keep such registration statement continuously effective under the US Securities Act of 1933 (as amended, the “Securities Act”) until all securities covered by such registration statement have been sold, or may be sold without restrictions pursuant to Rule 144 or any other exemption from registration promulgated under the Securities Act. If such registered offering of the Company's shares is underwritten and the underwriter of such registered offering determines, or, if such registered offering of the Company's shares is not underwritten, the Company's board of directors determines, that marketing factors require a limitation of the number of Subscription Shares, Warrant Shares and Additional Warrant Shares to be underwritten or registered, as applicable, in such registered offering, then, the number of Subscription Shares, Warrant Shares and Additional Warrant Shares that may be included in the underwriting or other registration shall be reduced to such amount determined by the underwriters or the Company's board of directors as applicable, to be allocated first to the Company and then to the Subscribers, and the Subscribers shall receive, at Company's cost, customary demand registration rights with respect to the Shares, Warrant Shares and Additional Warrant Shares excluded from such registration statement. The Company further agrees that it shall not register the securities of any other shareholders of the Company in a registration statement prior to the registration of the Subscription Shares, Warrant Shares and Additional Warrant Shares as provided above. Each Subscriber hereby agrees to sign customary lock up agreements as may be requested by the underwriter of the Company's securities in the United States.

12. Legal Fees and Expenses. It is acknowledged and agreed that the Company shall pay to Gabriel Management upon the Gabriel Closing Date the sum of US$30,000 plus VAT, being part of the Subscribers' fees of and incidental to the preparation of this Agreement and the transactions contemplated hereunder. In all other respects, each of parties shall bear and pay its costs and disbursements of and incidental to the preparation of this Agreement and the transactions contemplated hereunder.

13. Miscellaneous

13.1       Termination. It is hereby acknowledged and agreed that each Subscriber shall be under no obligation to make payment of Subscription Price unless and until all the conditions set out in Section 6 above have been satisfied and/or waived by Gabriel Capital, at its sole discretion. In the event that the Gabriel Closing Date has not taken place by September 9, 2013 or such longer period as provided herein or as mutually agreed upon by the Company and Gabriel Capital, then this Agreement shall automatically terminate, and neither Party shall thereafter have any rights against the other arising hereunder, except in respect of any breach by a Party hereunder arising prior thereto.

13.2       Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the transferees, successors, assigns, heirs, executors, and administrators of the parties hereto.

13.3       Further Assurances. Each of the parties hereto shall perform such further acts and execute and deliver such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

13.4       Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

13.5       Entire Agreement; Amendment and Waiver. This Agreement and the Schedules attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. The Company makes and has given no other warranties or representations, other than as expressly contained herein. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance), including, without limitation, with regard to any term of Section 8 (Downside Protection) only with the written consent of the Company and Gabriel Capital. The recitals hereto constitute an integral part of this Agreement.

By signing this Agreement, each of the Subscribers hereby acknowledge and agree that any term of this Agreement as shall be amended and/or waived in the manner provided above shall be final and binding on each of Subscribers and the Company, and none of the Subscribers shall have any right or claim against the Company or Gabriel Capital and/or its directors, shareholders, partners, representatives and/or affiliates for any loss or damages caused by, directly or indirectly, and/or arising from or referable to, such amendment and/or waiver of any term of this Agreement.

13.6       Notices.  All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Company:	Intec Pharma Ltd.
12 Hartum St. Jerusalem, Israel
Facsimile: +972-77-4710797
Attention: Nir Sassi, CFO

with a copy to:	Pearl Cohen Zedek Latzer Baratz
Facsimile: 03-6073778
Attention: Yael Baratz, Adv.

if to the Subscribers: as set out in Schedule A hereto.

with a copy to:	Ephraim Abramson & Co.
Beit Hatayelet
2 Beitar St, Jerusalem, Israel
Fax 972-2-565-4001
Attn: Harry Grynberg, Adv.

13.7       Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

13.8       Counterparts. This Agreement may be executed in any number of counterparts (including counterparts transmitted by fax or by electronic mail in PDF format), each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

[Signature Pages Follow]

[Signature Page – Subscription Agreement]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first hereinabove set forth.

Intec Pharma ltd.		Gabriel Capital Management (GP) Ltd. for and on behalf of a limited partnership in formation in the State of Delaware, USA, to be known as “Gabriel Capital Fund (US), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.

By:	GIORA CARNI

Signature:

/s/ Giora Carni
INTEC PHARMA LTD.

By:

Signature:

Gabriel Capital Management (GP) Ltd. for and on behalf of a limited partnership in formation in the State of Israel, to be known as “Gabriel Capital Fund (Israel), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.

By:

Signature:

By:

Signature:

By:	By:

Signature:	Signature:

Gabriel Capital Management Ltd.

By:

Signature:

[Signature Page – Subscription Agreement – Intec Pharma Ltd]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first hereinabove set forth.

Gabriel Capital Management (GP) Ltd. for and on behalf of a limited partnership in formation in the State of Delaware, USA, to be known as “Gabriel Capital Fund (US), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.	Gabriel Capital Management (GP) Ltd. for and on behalf of a limited partnership in formation in the State of Israel, to be known as “Gabriel Capital Fund (Israel), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.

By:	By:
Director	Director

Signature:	Signature:

/s/ Gabriel Capital Management (GP) Ltd.	/s/ Gabriel Capital Management (GP) Ltd.

Gabriel Capital Management Ltd.

By:
Director

Signature:

/s/ Gabriel Capital Management (GP) Ltd.

SCHEDULES AND EXHIBITS TO FOLLOW

[Signature Page – Subscription Agreement – Intec Pharma Ltd. – August [__], 2013]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first hereinabove set forth.

Collace Service Ltd.

By:	Darren Toudic & Christopher Lees
Director

Signature:
/s/ Darren Toudic & Christopher Lees

[$250,000.00]

Amount of Subscription

SCHEDULES AND EXHIBITS TO FOLLOW

[Signature Page – Subscription Agreement – Intec Pharma Ltd]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first hereinabove set forth.

Sterling Group International Inc.

By:
Director

Signature:

/s/ Sterling Group International Inc.

SCHEDULES AND EXHIBITS TO FOLLOW

SCHEDULE A - The Subscribers

			Number of	Notice
	Subscription		Subscription	Details
Name of Subscriber	Price		Shares	(address)
Gabriel Capital Management (GP) Ltd. for and on behalf of a limited partnership in formation in the State of Delaware, USA, to be known as “Gabriel Capital Fund (US), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.*	USD	1,765,000	5,659,709	Technology Park, Building 1B, Malcha, Jerusalem 9651 Fax +972 2 649 0401

Gabriel Capital Management (GP) Ltd. for and on behalf of a limited partnership in formation in the State of Israel, to be known as “Gabriel Capital Fund (Israel), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.*	USD	235,000	753,559	Technology Park, Building 1B, Malcha, Jerusalem 9651 Fax +972 2 649 0401

Sterling Group International Inc.	USD	250,000	801,659

Collace Services Ltd.	USD	250,000	801,659

Gabriel Capital Management Ltd and/or such		$0	$0
persons and/or entities (who are not purchasing any Subscription Shares) as to whom Gabriel Capital Management Ltd shall notify the Company in writing by prior to the Closing, which other persons and/or entities shall be deemed to be "Subscribers" for the purposes of this Agreement and whom, without being required to sign this Agreement, shall be deemed to be third-party beneficiaries to this Agreement for all relevant purposes hereof and who, for the avoidance of any doubt, shall be entitled (and/or for whom Gabriel Capital Management Ltd shall be entitled) to enforce the rights of a "Subscriber" under this Agreement insofar as they relate to the Warrants and Warrant Shares.			[i.e. Will receive zero Subscription Shares, but will be granted Warrants]

* Gabriel Capital may inform the Company of a different allocation between the two funds up to two days prior to Closing. Without derogating from any of Gabriel Capital’s and such funds’ rights, it is hereby clarified that either of the funds may also transfer shares and Warrants to the other fund following the Closing, subject to the applicable lock up restrictions.

SCHEDULE B

Lock Up Restrictions

Section 15C of the Securities Law, 5728-1968 provides as follows:

“15C. Restrictions on resale of securities

(a) Notwithstanding the provisions of section 15B(3), the following shall be regarded as offerings to the public:

(1) An offering in the course of trading on a stock exchange of securities which are listed for trading thereon, and which were allotted to the offeror by an issuer in an offer under section 15A(a)(1), (4) or (7), or in an offering made abroad not by way of a prospectus - if the period prescribed in the regulations from the date of the allotment has not elapsed, or if additional periods as prescribed in regulations have not yet elapsed and one of the following has occurred during each of the additional periods:

(a)	The quantity of the offered securities exceeds the quantity prescribed in the regulations;

(b)	The percentage of the issued and paid-up capital which is being offered by the corporation whose securities are being offered exceeds the percentage prescribed in the regulations;

The provisions of this paragraph shall also apply to securities purchased during the said period or additional periods, other than in accordance with a prospectus and not during the course of trading on a stock exchange, from the offeror or from a corporation under the control of the corporation whose shares are being offered. These provisions shall also apply to securities resulting from the realization or conversion of securities that were allotted as stated in this section. . .”

The periods referred to in section 15C above are as follows:

(i)	Full lock up period – 6 months from the date of issuance.

(ii)	Additional periods – 6 consecutive quarters.

(iii)	Permitted sales on the stock exchange in the Additional periods – the amount sold in each Additional period is less than 1% of the issued and paid-up capital of the company or; the amount of securities offered in each day in such period is lower than the daily average trading turnover on the stock exchange of the security of the type offered in the period of 8 weeks preceding the date or offer.

SCHEDULE C

Joinder to Subscription Agreement Dated [______] [_] 2013

The undersigned hereby consents to and agrees to be bound by all the terms, covenants and provisions of the Subscription Agreement dated [______] [_], 2013 (the “Agreement”; all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement) by and among Intec Pharma Ltd. and the Subscribers listed in Schedule A thereto.

All of the Subscription Shares, Warrants, Warrant Shares, Additional Warrants and Additional Warrant Shares purchased by the undersigned are and shall be subject to all of the rights, obligations, and restrictions described in the Agreement.

The undersigned acknowledges and agrees that upon execution and delivery of this Joinder to the Agreement, it shall be deemed a Subscriber for all intents and purposes of the Agreement.

Subscription Price

The execution of this Joinder shall constitute, for all intents and purposes, its execution of the Agreement, including without limitation for the purpose of the representations and warrants of the Subscribers thereto.

Date:

Signature:

By:

Name:

Title :

Address:

The above is agreed to and confirmed by the undersigned:

_________________________

Intec Pharma Ltd.

By:

Title:

SCHEDULE C

Joinder to Subscription Agreement Dated August 6, 2013

The undersigned hereby consents to and agrees to be bound by all the terms, covenants and provisions of the Subscription Agreement dated August 6, 2013 (the “Agreement”; all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement) by and among Intec Pharma Ltd. and the Subscribers listed in Schedule A thereto.

All of the Subscription Shares, Warrants, Warrant Shares, Additional Warrants and Additional Warrant Shares purchased by the undersigned are and shall be subject to all of the rights, obligations, and restrictions described in the Agreement.

The undersigned acknowledges and agrees that upon execution and delivery of this Joinder to the Agreement, it shall be deemed a Subscriber for all intents and purposes of the Agreement.

Subscription Price            US$ 100,000

The execution of this Joinder shall constitute, for all intents and purposes, its execution of the Agreement, including without limitation for the purpose of the representations and warrants of the Subscribers thereto.

Date:	8/7/13

Signature	/s/ Joe Franco

Name:	Joe Franco

Address:
17 Gateway DR
Great Neck NY 11021

The above is agreed to and confirmed by the undersigned:

INTEC PHARMA LTD.

/s/ Zvi Joseph
Intec Pharma Ltd.
By: Zvi Joseph
Title: Chairman

SCHEDULE C

Joinder to Subscription Agreement Dated August 6, 2013

The undersigned hereby consents to and agrees to be bound by all the terms, covenants and provisions of the Subscription Agreement dated August 6, 2013 (the “Agreement”; all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement) by and among Intec Pharma Ltd. and the Subscribers listed in Schedule A thereto.

All of the Subscription Shares, Warrants, Warrant Shares, Additional Warrants and Additional Warrant Shares purchased by the undersigned are and shall be subject to all of the rights, obligations, and restrictions described in the Agreement.

The undersigned acknowledges and agrees that upon execution and delivery of this Joinder to the Agreement, it shall be deemed a Subscriber for all intents and purposes of the Agreement.

Subscription Price                         US$ 2,000,000

The execution of this Joinder shall constitute, for all intents and purposes, its execution of the Agreement, including without limitation for the purpose of the representations and warrants of the Subscribers thereto.

Date:	18/8/2013

Signature:	/s/ Sphera Global Healthcare Master Fund

Name of Subscriber:	Sphera Global Healthcare Master Fund
HFR HE Sphera Global Healthcare Master Trust

Address:
c/o Sphera Funds Mgmt.
21 Ha’arba’ah St 4th Floor
Tel-Aviv, Israel

The above is agreed to and confirmed by the undersigned:

INTEC PHARMA LTD.

/s/ Giora Carni
Intec Pharma Ltd
By: Giora Carni
Title: CEO

SCHEDULE C

Joinder to Subscription Agreement Dated August 6, 2013

The undersigned hereby consents to and agrees to be bound by all the terms, covenants and provisions of the Subscription Agreement dated August 6, 2013 (the “Agreement”; all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement) by and among lntec Pharma Ltd. and the Subscribers listed in Schedule A thereto.

All of the Subscription Shares, Warrants, Warrant Shares, Additional Warrants and Additional Warrant Shares purchased by the undersigned are and shall be subject to all of the rights, obligations, and restrictions described in the Agreement.

The undersigned acknowledges and agrees that upon execution and delivery of this Joinder to the Agreement, it shall be deemed a Subscriber for all intents and purposes of the Agreement.

Subscription Price               US$ 100,000

The execution of this Joinder shall constitute, for all intents and purposes, its execution of the Agreement, including without limitation for the purpose of the representations and warrants of the Subscribers thereto.

Date:	August 6th, 2013

Signature:	/s/ Steve Israel

Name: Steve Israel

Address:

The above is agreed to and confirmed by the undersigned:

INTEC PHARMA LTD.

/s/ Zvi Joseph
Intec Pharma Ltd.
By: Zvi Joseph
Title: Chairman

SCHEDULE C

Joinder to Subscription Agreement Dated August 6, 2013

The undersigned hereby consents to and agrees to be bound by all the terms, covenants and provisions of the Subscription Agreement dated August 6, 2013 (the "Agreement"; all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement) by and among Intec Pharma Ltd. and the Subscribers listed in Schedule A thereto.

All of the Subscription Shares, Warrants, Warrant Shares, Additional Warrants and Additional Warrant Shares purchased by the undersigned are and shall be subject to all of the rights, obligations, and restrictions described in the Agreement,

The undersigned acknowledges and agrees that upon execution and delivery of this Joinder to the Agreement, it shall be deemed a Subscriber for all intents and purposes of the Agreement.

Subscription Price         US$300,000

The execution of this Joinder shall constitute, for all intents and purposes, its execution of the Agreement, including without limitation for the purpose of the representations and warrants of the Subscribers thereto.

Date:	.8.13

Signature:	/s/ Yehuda Shimoni

Name of Subscriber:	Yehuda Shimoni

Address:
57 Rothchild Blvd.
Tel-Aviv 65785
Isreal

The above is agreed to and confirmed by the undersigned:

INTEC PHARMA LTD.

/s/ Zvi Joseph
Intec Pharma Ltd.
By: Zvi Joseph
Title: Chairman

SCHEDULE D

Exercise Notice

 Re: Warrant

To:        Intec Pharma Ltd

[_______________a Subscriber] hereby elects to convert the Warrant in full/in part and purchase ___________ [number of] Ordinary Shares, NIS 0.01 each par value each of Intec Pharma Ltd. as determined pursuant to the terms of the Subscription Agreement dated the _______ day of _________ 2013 between Intec Pharma Ltd. and the Subscribers, and tenders herewith payment of the Exercise Price in full.

Please credit the following account with the Warrant Shares:

Account Name: [________]

Account Number: [____]

Bank: [____]

Branch : [____]

Capitalized terms that are not defined in this Exercise Notice shall have the meanings ascribed to them in the said Subscription Agreement.

(Name)

(Address)

SCHEDULE E

Second Exercise Notice

Re: Additional Warrant

To:        Intec Pharma Ltd.

[_______________a Subscriber] hereby elects to convert the Additional Warrant in full/in part and purchase ___________ [number of] Ordinary Shares, NIS 0.01 each par value each of Intec Pharma Ltd. as determined pursuant to the terms of the Subscription Agreement dated the _______ day of _________ 2013 between Intec Pharma Ltd. and the Subscribers, and tenders herewith payment of the Second Exercise Price in full.

Please credit the following account with the Additional Warrant Shares:

Account Name: [________]

Account Number: [____]

Bank: [____]

Branch : [____]

Capitalized terms that are not defined in this Second Exercise Notice shall have the meanings ascribed to them in the said Subscription Agreement.

(Name)

(Address)

Exhibit 3.1

Certificates of Warrants

Certificate of Warrant

Pursuant to the Subscription Agreement executed by and between Intec Pharma Ltd. and _______, on August [__], 2013 (the "Agreement", "Company" and "Subscriber", respectively), you are hereby granted __________ options exercisable into _______ of the Company's ordinary shares par value NIS 0.01 each ("Ordinary Shares"), against the payment of the Exercise Price (as defined below).

1.	Definitions

"Warrant Shares" - Ordinary Shares, which shall be equal in rights to the issued and outstanding ordinary shares of the Company, par value NIS 0.01 each. The Warrant Shares will be registered in the name of Mizrahi Tfahot Registration Company Ltd;

"Exercise Price" - NIS 1.2828 per share, as adjusted pursuant to the terms of this Certificate of Warrant and the Agreement;

"Date of Exercise" - The date on which the Company received a written notice from the Subscriber subject to the exercise provisions as detailed below;

"Date of Grant" - _____________, 2013;

"Options" - An option to purchase Warrant Shares against the payment of the Exercise Price.

2.	Vesting

All Options shall be fully vested on the Date of Grant.

3.	Exercise Period

The Options may be exercised over a period of four (4) years as of _____________, 2013 ("Exercise Period") [4 YEARS FROM THE GABRIEL CLOSING DATE]. Any Options not exercised prior to the end of the Exercise Period will be cancelled and will not entitle their holder to any rights.

4.	Exercise of Options

The Options can be exercised by the Subscriber, in its sole discretion, in whole or in part, at any time during the Exercise Period (subject to the provisions of Section 5.9 below). A written exercise notice will be submitted to the Company by the Subscriber. No later than three (3) days after the delivery of such exercise notice the Subscriber will pay the Exercise Price for the Warrant Shares that are the subject to the exercise notice by bank transfer in New Israeli Shekels and, following such payment, the Company will allot to the Subscriber the amount of Ordinary Shares as per the exercise notice free and clear from any mortgages, charges, pledges, liens or encumbrances whatsoever, will transfer to its registration company all the documents and information needed in order to deposit the Warrant Shares of such Subscriber at its account which details shall be provided by such Subscriber to the Company in the exercise notice and will submit all necessary reports to the Israeli Securities Authority and to the Tel Aviv Stock Exchange Ltd. ("TASE"). If the Options are exercised in part, the Company will issue replacement Certificate of Warrant for the balance of such Subscriber's Options still outstanding),

5.	Adjustments

As of the Date of Grant of the Options and until the Options will be exercised or cancelled, the Company shall act as follows:

5.1.	Adjustment for Share Splits and Reverse Splits. In the event the Company at any time while any of the Options are outstanding shall subdivide or combine its Ordinary Shares, the number of Ordinary Shares issuable upon exercise of a Subscriber's Options shall be proportionately increased or decreased, as the case may be, and, for the avoidance of any doubt, the Exercise Price shall be proportionally adjusted.

For the avoidance of doubt, it is hereby clarified that any share fractions that may result as of a share split or reverse split will be sold by the Company at TASE, after accumulated to a reasonable amount to be sold at TASE, for a period of 30 days after the said adjustment. The net consideration, after the deduction of any sale expenses, commissions and levies, shall be paid to the Subscribers within fourteen (14) days as of the sale date as mentioned above. The Company will not issue checks in an amount less than NIS 30.

5.2.	Adjustment for Dividends. If the Company, at any time while the Options, or any portion thereof, remains outstanding and unexpired (the "Record Date"), shall distribute to the holders of Ordinary Shares a dividend, whether payable out of earnings or surplus legally available for dividends or by way of return of capital, then, immediately prior to the Record Date the Exercise Price shall be reduced by an amount equal to the NIS amount of the per-share distribution on the Record Date fixed for the purpose of such distribution (the "Adjusted Exercise Price"), but under no circumstances shall the Adjusted Exercise Price be lower than the face value of the Ordinary Shares.

It is hereby clarified that in the event: (i) the Subscriber(s) possesses a withholding tax exemption (the "Exemption"), the Exercise Price will be equal to the Adjusted Exercise Price; (ii) the Subscriber(s) does not possess an Exemption, the Exercise Price shall be reduced by an amount equal to the NIS amount of the per-share distribution on the Record Date fixed for the purpose of such distribution net of applicable tax.

The Company will notify immediately prior to the trade opening on the ex-dividend date, by way of an immediate report published on TASE site, of the Adjusted Exercise Price. For the avoidance of doubt, no change in the base price Ordinary Share will occur.

5.3.	Adjustment for Bonus Shares. In the event the Company at any time while any of the Options are outstanding makes, or fixes a record date for the determination of holders of shares entitled to receive bonus shares, the number of Warrant Shares exercisable upon exercise of the Options then outstanding shall be adjusted such that it shall be increased by a number of Warrant Shares equal to the number of shares that such Subscriber would have been entitled to receive in respect of the Warrant Shares for which the Options could have been exercised immediately prior to the ex-bonus shares date. If any adjustments are made pursuant to this Section 5.3 the Subscribers will not be entitled to any Ordinary Share fractions.

The Company will notify immediately prior to the trade opening on the ex-bonus shares date, by way of an immediate report published on TASE site, of the adjustment ratio.

5.4.	Adjustment for Rights Offering. In the event the Company at any time while any of the Options are outstanding makes, or fixes a record date for the determination of holders of shares entitled to receive rights to purchase Ordinary Shares upon any rights offering by the Company, the Exercise Price will not be adjusted, however, the number of Warrant Shares exercisable upon exercise of the Options then outstanding shall be adjusted to the bonus component in the rights offering as being expressed by a fraction, the numerator of which shall be the closing price of the Ordinary Shares as published by TASE on the last trading day immediately prior to the ex-rights date and the denominator of which shall be the ex-rights base price per share as shall be published by TASE. If any adjustments are made pursuant to this Section 5.4 the Subscribers will not be entitled to any Ordinary Share fractions.

The Company will notify immediately prior to the trade opening on the ex-rights date, by way of an immediate report published on TASE site, of the adjustment ratio.

5.5.	Adjustment for Pro-Rata Distributions. In the event the Company, at any time while any of the Options are outstanding, distributes to holders of Ordinary Shares as a dividend any asset other than cash or the Company's securities (in each case, “Distributed Property”), then forty-five (45) days prior to the distribution of the Distributed Property, the Company shall issue a notice to the holders of the Options. Provided that the holders of the Options did not exercise the Options within the said forty-five (45) days period, such holders will not be entitled to receive the Distributed Property that such holders would have been entitled to receive in respect of the Warrant Shares for which the Options could have been exercised immediately prior to the record date of such distribution.

5.6.	Adjustment for Pro-Rata Distributions in Company Liquidation. In the event a resolution for liquidation of the Company will be made, at any time while any of the Options are outstanding, the Company shall publish an announcement in two daily widely distributed Hebrew newspapers, to state, inter alia, that each holder of the Options will be considered as if he had exercised the Options prior to the said resolution (without prior paying the Exercise Price) unless such holders of the Options will notify the Company thirty (30) days as of the said publication that they waive his right to exercise the Options. Provided that a holder of the Options did not notify the Company of the said waiver within the set time frame, then they will be entitled, pro-rata, to a dividend in cash that such holders would have been entitled to receive in respect of the Warrant Shares for which the Options could have been exercised immediately prior to the record date of such resolution for liquidation, deducting the Exercise Price of the said dividend, if any.

5.7.	Adjustment for Merger Event. In the event there shall be a Merger Event (as defined below) at any time while any of the Options are outstanding, then, subject to paragraph (viii) below and as a part of such Merger Event, lawful provision shall be made so that Subscriber(s) shall thereafter be entitled to receive, upon exercise of such Subscriber's Options, the number of Ordinary Shares or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if such Subscriber had exercised such Subscriber's Options immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors with respect to all outstanding options and warrants issued by the Company) shall be made in the application of the provisions of the Options with respect to the rights and interests of each Subscriber after the Merger Event to the end that the provisions of the Subscribers' Options (including adjustments of the Exercise Price and/or number of Ordinary Shares purchasable) shall be applicable in their entirety. Without limiting the foregoing and subject to paragraph (viii) below, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of the Subscribers' Options.

For the avoidance of any doubt, if determined by the Company's Board of Directors in good faith that: (a) the implementation of the provisions of paragraph (vii) above may impose an undue burden on the Company in the execution of a Merger Event, or (b) if the terms of such implementation are not acceptable to the Subscribers or the Company - then the Subscribers shall have the right to execute a “cashless exercise” in respect of such outstanding Options and the provisions of Section 3.6 to the Agreement shall apply, and the Company shall ensure that adequate provision is made in the documents constituting the Merger Event and reasonable notice provided to the Subscribers prior to the consummation of such Merger Event so that the Subscribers may implement the “cashless exercise” and participate accordingly. Options not exercised under this provision or not otherwise exercised prior to the consummation of the Merger Event, shall be void and null.

“Recapitalization Event” means all that was provided in sub-sections 5.1-5.6 of this Section 5, as the case may be, or any other recapitalization, reclassification or similar event resulting in a change of such Ordinary Shares into a different number of shares of the same class or any other class or classes of shares.

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s Ordinary Shares are otherwise converted into or exchanged for shares of capital of another entity.

5.8.	The contemplated adjustments under this Section 5 will not be subject to any amendments.

5.9.	Subject to TASE Rules and Regulations with respect to the transition of the clearing to T+1 regarding shares and convertible securities, no Options will be exercised on the record date concerning (a) bonus shares distribution, (b) rights issuance, (c) dividend distribution, (d) stock split, (e) stock consolidation, or (f) capital reduction (each of the above “Corporate Event”). In case that the “Ex-Date” for a Corporate Event shall occur before the record date for such Corporate Event, the Options may not be exercised on the said “Ex-Date”.

6.	Cashless Exercise

Notwithstanding the foregoing, in lieu of exercising a proportion of each of the Subscriber's Warrants as provided above, in whole or in part, such Subscriber may elect to receive Ordinary Shares equal to the value of its Warrants so exercised (or the portion thereof being canceled), by written notice of such election to the Company, at the principal office of the Company, in which event, the Company shall issue to such Subscriber, for no additional consideration except for the payment of the par value thereof or, the minimum required by TASE at the time of exercise (currently NIS 0.10 per share), that number of Ordinary Shares computed using the following formula:

Y (A - B)
X	=	—————
A

X	equals the number of Ordinary Shares to be issued to such Subscriber;

Y	equals the number of Ordinary Shares which would otherwise have been purchasable under the portion of such Subscriber's Warrant being exercised, at the time of exercise pursuant to this formula (or the portion thereof being canceled);

A	shall equal the “Fair Value” of one share of the Company's Ordinary Shares. Fair Value shall mean in the event that such Subscriber's Warrant is exercised in accordance with the above formula: the price per share equal to the average of the closing sale prices for the Ordinary Shares of the Company as reported on the Tel-Aviv Stock Exchange or, should the Company’s shares be traded only on a different stock exchange, such stock exchange, for a consecutive period of ten (10) trading days immediately prior to the date of exercise (i.e. delivery of Exercise Notice); and

B	equals such Subscriber's Exercise Price in effect at the time of exercise pursuant to this formula.

7.	Protection

Without derogating from the terms of the Agreement and this Certificate of Warrant, the protections as specified in the Company's immediate report (ref. number: 2013-01-039597) with respect to the grant of options to Meitav Group and the Phoenix Group and as specified in the Company's prospectus with respect to published on February 10, 2010, shall apply, mutatis mutandis, to the grant of Options contemplated herein.

8.	No Assignment

The Options are non transferable, non assignable, cannot be mortgaged, etc., except to an entity controlled by, controlling, or under common control with, the Subscriber or to the partners, members or shareholders of the Subscriber.

9.	Restrictions

The Subscriber acknowledges that it is familiar with the provisions of the Securities Law 1968 and the Securities Law Regulations (Details with regard to Sections 15A to 15C of the Law), 2000, and is committed to act in accordance with such provisions, regarding restrictions on reselling the Warrant Shares.

10.	Taxation

The Subscriber acknowledges that any tax liability with regards to the Options will be imposed solely on the Subscriber.

11.	Options Registry

The Company shall keep a registry of the option holders and will record their names, addresses and the issued option amounts (the "Registry"). Any option holder is entitled to review the Registry at any reasonable time.

Sincerely,

Intec Pharma Ltd.

Exhibit 4.1

Certificates of Additional Warrants

Certificate of Warrant

Pursuant to the Subscription Agreement executed by and between Intec Pharma Ltd. and _______, on August____, 2013 (the "Agreement", "Company" and "Subscriber", respectively), you are hereby granted __________ options exercisable into _______ of the Company's ordinary shares par value NIS 0.01 each ("Ordinary Shares"), against the payment of the Exercise Price (as defined below).

1.	Definitions

"Warrant Shares" - Ordinary Shares, which shall be equal in rights to the issued and outstanding ordinary shares of the Company, par value NIS 0.01 each. The Warrant Shares will be registered in the name of Mizrahi Tfahot Registration Company Ltd;

"Exercise Price" - NIS 1.2828 per share, as adjusted pursuant to the terms of this Certificate of Warrant and the Agreement;

"Date of Exercise" - The date on which the Company received a written notice from the Subscriber subject to the exercise provisions as detailed below;

"Date of Grant" - October 1, 2014;

"Options" - An option to purchase Warrant Shares against the payment of the Exercise Price.

2.	Vesting

All Options shall be fully vested on the Date of Grant.

3.	Exercise Period

The Options may be exercised at any time after October 1, 2014 and prior to September 30, 2016. Any Options not exercised prior to the end of the Exercise Period will be cancelled and will not entitle their holder to any rights.

4.	Exercise of Options

The Options can be exercised by the Subscriber, in its sole discretion, in whole or in part, at any time during the Exercise Period (subject to the provisions of Section 5.9 below). A written exercise notice will be submitted to the Company by the Subscriber. No later than three (3) days after the delivery of such exercise notice the Subscriber will pay the Exercise Price for the Warrant Shares that are the subject to the exercise notice by bank transfer in New Israeli Shekels and, following such payment, the Company will allot to the Subscriber the amount of Ordinary Shares as per the exercise notice free and clear from any mortgages, charges, pledges, liens or encumbrances whatsoever, will transfer to its registration company all the documents and information needed in order to deposit the Warrant Shares of such Subscriber at its account which details shall be provided by such Subscriber to the Company in the exercise notice and will submit all necessary reports to the Israeli Securities Authority and to the Tel Aviv Stock Exchange Ltd. ("TASE"). If the Options are exercised in part, the Company will issue replacement Certificate of Warrant for the balance of such Subscriber's Options still outstanding),

5.	Adjustments

As of the Date of Grant of the Options and until the Options will be exercised or cancelled, the Company shall act as follows:

5.1.	Adjustment for Share Splits and Reverse Splits. In the event the Company at any time while any of the Options are outstanding shall subdivide or combine its Ordinary Shares, the number of Ordinary Shares issuable upon exercise of a Subscriber's Options shall be proportionately increased or decreased, as the case may be, and, for the avoidance of any doubt, the Exercise Price shall be proportionally adjusted.

For the avoidance of doubt, it is hereby clarified that any share fractions that may result as of a share split or reverse split will be sold by the Company at TASE, after accumulated to a reasonable amount to be sold at TASE, for a period of 30 days after the said adjustment. The net consideration, after the deduction of any sale expenses, commissions and levies, shall be paid to the Subscribers within fourteen (14) days as of the sale date as mentioned above. The Company will not issue checks in an amount less than NIS 30.

5.2.	Adjustment for Dividends. If the Company, at any time while the Options, or any portion thereof, remains outstanding and unexpired (the "Record Date"), shall distribute to the holders of Ordinary Shares a dividend, whether payable out of earnings or surplus legally available for dividends or by way of return of capital, then, immediately prior to the Record Date the Exercise Price shall be reduced by an amount equal to the NIS amount of the per-share distribution on the Record Date fixed for the purpose of such distribution (the "Adjusted Exercise Price"), but under no circumstances shall the Adjusted Exercise Price be lower than the face value of the Ordinary Shares.

It is hereby clarified that in the event: (i) the Subscriber(s) possesses a withholding tax exemption (the "Exemption"), the Exercise Price will be equal to the Adjusted Exercise Price; (ii) the Subscriber(s) does not possess an Exemption, the Exercise Price shall be reduced by an amount equal to the NIS amount of the per-share distribution on the Record Date fixed for the purpose of such distribution net of applicable tax.

The Company will notify immediately prior to the trade opening on the ex-dividend date, by way of an immediate report published on TASE site, of the Adjusted Exercise Price. For the avoidance of doubt, no change in the base price Ordinary Share will occur.

5.3.	Adjustment for Bonus Shares. In the event the Company at any time while any of the Options are outstanding makes, or fixes a record date for the determination of holders of shares entitled to receive bonus shares, the number of Warrant Shares exercisable upon exercise of the Options then outstanding shall be adjusted such that it shall be increased by a number of Warrant Shares equal to the number of shares that such Subscriber would have been entitled to receive in respect of the Warrant Shares for which the Options could have been exercised immediately prior to the ex-bonus shares date. If any adjustments are made pursuant to this Section 5.3 the Subscribers will not be entitled to any Ordinary Share fractions.

The Company will notify immediately prior to the trade opening on the ex-bonus shares date, by way of an immediate report published on TASE site, of the adjustment ratio.

5.4.	Adjustment for Rights Offering. In the event the Company at any time while any of the Options are outstanding makes, or fixes a record date for the determination of holders of shares entitled to receive rights to purchase Ordinary Shares upon any rights offering by the Company, the Exercise Price will not be adjusted, however, the number of Warrant Shares exercisable upon exercise of the Options then outstanding shall be adjusted to the bonus component in the rights offering as being expressed by a fraction, the numerator of which shall be the closing price of the Ordinary Shares as published by TASE on the last trading day immediately prior to the ex-rights date and the denominator of which shall be the ex-rights base price per share as shall be published by TASE. If any adjustments are made pursuant to this Section 5.4 the Subscribers will not be entitled to any Ordinary Share fractions.

The Company will notify immediately prior to the trade opening on the ex-rights date, by way of an immediate report published on TASE site, of the adjustment ratio.

5.5.	Adjustment for Pro-Rata Distributions. In the event the Company, at any time while any of the Options are outstanding, distributes to holders of Ordinary Shares as a dividend any asset other than cash or the Company's securities (in each case, “Distributed Property”), then forty-five (45) days prior to the distribution of the Distributed Property, the Company shall issue a notice to the holders of the Options. Provided that the holders of the Options did not exercise the Options within the said forty-five (45) days period, such holders will not be entitled to receive the Distributed Property that such holders would have been entitled to receive in respect of the Warrant Shares for which the Options could have been exercised immediately prior to the record date of such distribution.

5.6.	Adjustment for Pro-Rata Distributions in Company Liquidation. In the event a resolution for liquidation of the Company will be made, at any time while any of the Options are outstanding, the Company shall publish an announcement in two daily widely distributed Hebrew newspapers, to state, inter alia, that each holder of the Options will be considered as if he had exercised the Options prior to the said resolution (without prior paying the Exercise Price) unless such holders of the Options will notify the Company thirty (30) days as of the said publication that they waive his right to exercise the Options. Provided that a holder of the Options did not notify the Company of the said waiver within the set time frame, then they will be entitled, pro-rata, to a dividend in cash that such holders would have been entitled to receive in respect of the Warrant Shares for which the Options could have been exercised immediately prior to the record date of such resolution for liquidation, deducting the Exercise Price of the said dividend, if any.

5.7.	Adjustment for Merger Event. In the event there shall be a Merger Event (as defined below) at any time while any of the Options are outstanding, then, subject to paragraph (viii) below and as a part of such Merger Event, lawful provision shall be made so that Subscriber(s) shall thereafter be entitled to receive, upon exercise of such Subscriber's Options, the number of Ordinary Shares or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if such Subscriber had exercised such Subscriber's Options immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors with respect to all outstanding options and warrants issued by the Company) shall be made in the application of the provisions of the Options with respect to the rights and interests of each Subscriber after the Merger Event to the end that the provisions of the Subscribers' Options (including adjustments of the Exercise Price and/or number of Ordinary Shares purchasable) shall be applicable in their entirety. Without limiting the foregoing and subject to paragraph (viii) below, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of the Subscribers' Options.

For the avoidance of any doubt, if determined by the Company's Board of Directors in good faith that: (a) the implementation of the provisions of paragraph (vii) above may impose an undue burden on the Company in the execution of a Merger Event, or (b) if the terms of such implementation are not acceptable to the Subscribers or the Company - then the Subscribers shall have the right to execute a “cashless exercise” in respect of such outstanding Options and the provisions of Section 3.6 to the Agreement shall apply, and the Company shall ensure that adequate provision is made in the documents constituting the Merger Event and reasonable notice provided to the Subscribers prior to the consummation of such Merger Event so that the Subscribers may implement the “cashless exercise” and participate accordingly. Options not exercised under this provision or not otherwise exercised prior to the consummation of the Merger Event, shall be void and null.

“Recapitalization Event” means all that was provided in sub-sections 5.1-5.6 of this Section 5, as the case may be, or any other recapitalization, reclassification or similar event resulting in a change of such Ordinary Shares into a different number of shares of the same class or any other class or classes of shares.

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s Ordinary Shares are otherwise converted into or exchanged for shares of capital of another entity.

5.8.	The contemplated adjustments under this Section 5 will not be subject to any amendments.

5.9.	Subject to TASE Rules and Regulations with respect to the transition of the clearing to T+1 regarding shares and convertible securities, no Options will be exercised on the record date concerning (a) bonus shares distribution, (b) rights issuance, (c) dividend distribution, (d) stock split, (e) stock consolidation, or (f) capital reduction (each of the above “Corporate Event”). In case that the “Ex-Date” for a Corporate Event shall occur before the record date for such Corporate Event, the Options may not be exercised on the said “Ex-Date”.

6.	Cashless Exercise

Notwithstanding the foregoing, in lieu of exercising a proportion of each of the Subscriber's Warrants as provided above, in whole or in part, such Subscriber may elect to receive Ordinary Shares equal to the value of its Warrants so exercised (or the portion thereof being canceled), by written notice of such election to the Company, at the principal office of the Company, in which event, the Company shall issue to such Subscriber, for no additional consideration except for the payment of the par value thereof or, the minimum required by TASE at the time of exercise (currently NIS 0.10 per share), that number of Ordinary Shares computed using the following formula:

Y (A - B)
X	=	—————
A

X	equals the number of Ordinary Shares to be issued to such Subscriber;

Y	equals the number of Ordinary Shares which would otherwise have been purchasable under the portion of such Subscriber's Warrant being exercised, at the time of exercise pursuant to this formula (or the portion thereof being canceled);

A	shall equal the “Fair Value” of one share of the Company's Ordinary Shares. Fair Value shall mean in the event that such Subscriber's Warrant is exercised in accordance with the above formula: the price per share equal to the average of the closing sale prices for the Ordinary Shares of the Company as reported on the Tel-Aviv Stock Exchange or, should the Company’s shares be traded only on a different stock exchange, such stock exchange, for a consecutive period of ten (10) trading days immediately prior to the date of exercise (i.e. delivery of Exercise Notice); and

B	equals such Subscriber's Exercise Price in effect at the time of exercise pursuant to this formula.

7.	Protection

Without derogating from the terms of the Agreement and this Certificate of Warrant, the protections as specified in the Company's immediate report (ref. number: 2013-01-039597) with respect to the grant of options to Meitav Group and the Phoenix Group and as specified in the Company's prospectus with respect to published on February 10, 2010, shall apply, mutatis mutandis, to the grant of Options contemplated herein.

8.	No Assignment

The Options are non transferable, non assignable, cannot be mortgaged, etc., except to an entity controlled by, controlling, or under common control with, the Subscriber or to the partners, members or shareholders of the Subscriber.

9.	Restrictions

The Subscriber acknowledges that it is familiar with the provisions of the Securities Law 1968 and the Securities Law Regulations (Details with regard to Sections 15A to 15C of the Law), 2000, and is committed to act in accordance with such provisions, regarding restrictions on reselling the Warrant Shares.

10.	Taxation

The Subscriber acknowledges that any tax liability with regards to the Options will be imposed solely on the Subscriber.

11.	Options Registry

The Company shall keep a registry of the option holders and will record their names, addresses and the issued option amounts (the "Registry"). Any option holder is entitled to review the Registry at any reasonable time.

Sincerely,

Intec Pharma Ltd.

Exhibit 9(f)

Capitalization Table

				Issued and Outstanding
			Issued and	share capital including
		Security	Outstanding share	the benefit rate derived	Exercise	Expiration
Securities Holder	Security Name	Number	capital	from rights issuances	Price	Date
Registration Co. of United Mizrahi Bank Ltd.	Ordinary shares	1117795	211,465,322	211,465,322	—	—
Registration Co. of United Mizrahi Bank Ltd.	Options (series 1)*	1117803	15,679,380	16,411,607	1.2 NIS	09.02.2014
S.G.S. Trust Ltd.	Non-Tradable Warrant for employees, consultants and service providers**	1117837	23,774,823	23,774,823	—	—
Meitav Mutual Fund Management (1982) Ltd.	Non-Tradable Warrants for Institutions 2010*	1121292	322,850	337,927	1.38 NIS	21.10.2014
Meitav Gemel Ltd.	Non-Tradable Warrants for Institutions 2010*	1121292	1,562,500	1,635,469	1.38 NIS	21.10.2014
The Phoenix Holdings Ltd.	Non-Tradable Warrants for Institutions 2010*	1121292	3,298,330	3,452,362	1.38 NIS	21.10.2014
Meitav Gemel Ltd.	Non-Tradable Warrants for Institutions 2013**	1127968	800,000	800,000	1.60 NIS	13.02.2015
The Phoenix Holdings Ltd.- Nostro	Non-Tradable Warrants for Institutions 2013**	1127968	461,600	461,600	1.60 NIS	13.02.2015
The Phoenix Holdings Ltd.- Gemel and Pension	Non-Tradable Warrants for Institutions 2013**	1127968	609,000	609,000	1.60 NIS	13.02.2015
The Phoenix Holdings Ltd.- Participant	Non-Tradable Warrants for Institutions 2013**	1127968	2,749,400	2,749,400	1.60 NIS	13.02.2015

(*)   Each of the options and warrants is convertible into 1.0467 Ordinary Shares.

(**) Each of the options and warrants is convertible into one (1) Ordinary Share.